Nationwide Life Insurance Company Application for Individual Life Insurance P.O. Box 182835, Columbus, Ohio 43218-2835 Fax to: 1-888-677-7393 • www.nationwide.com PART A – CLIENT INFORMATION 1. Proposed Primary Insured 2. Proposed Additional Insured If applicable, complete for either: a) Joint Insured for Survivorship Life Plan; or b) Term Rider on Another Covered Person (i.e., Spouse/Children) If additional space is required, use Special Instructions Section. Name of Child Insured(s) Birth Date Birth State Sex Height Weight SSN / Tax ID# Relationship to Primary Insured Address & Phone # (Check box if same as Proposed Primary Insured) ☐ ☐ Name (First, MI, Last) Address City State Zip Code County Sex ☐ M ☐ F Former Name Marital Status ☐ Married ☐ Single ☐ Other Age Date of Birth (mm/dd/yyyy) State of Birth E-Mail Address Phone # ☐ AM ( ) ☐ PM Driver’s License # / State of Issue Annual Income Net Worth Occupation Employer Citizenship (If other, submit Foreign Supplement.) ☐ U.S. ☐ Canada ☐ Other, how long have you lived in the U.S.? Joint/Spouse Proposed Additional Insured Information Only: Name (First, MI, Last) SSN / Tax ID # Date of Birth (mm/dd/yyyy) Address ☐ (Check box if same as Proposed Primary Insured) City State Zip Code County State of Birth Sex ☐M ☐F Height Weight Phone # ☐ AM ( ) ☐ PM E-Mail Address Former Name Relationship to Primary Insured Driver’s License # / State of Issue Annual Income Net Worth Occupation Employer Citizenship (If other, submit Foreign Supplement.) ☐ U.S. ☐ Canada ☐ Other, how long have you lived in the U.S.? Child Proposed Additional Insured Information Only: SSN / Tax ID # —

3. Owner Complete ONLY if Owner is not the Proposed Primary Insured. Unless indicated the Proposed Primary Insured (Joint Insureds in the case of Survivorship) will own the policy. TRUST—Submit a copy of first and signature pages of Trust document. If more than two Owners are requested, use Special Instructions Section. Type of Owner ☐ Individual ☐ Employer ☐ Trust ☐ Rabbi Trust ☐ Qualified Plan ☐ Other Relationship to Insured SSN/Tax ID/Trust Tax ID Individual Name (First, MI, Last) or Employer Name DOB (if applicable) (mm/dd/yyyy) Exact Name of Trust or Plan Current Trustee(s) Date of Trust or Plan Address ☐ (Check box if same as Proposed Primary Insured) City State Zip Code County Phone # ☐AM ( ) ☐PM E-Mail Address If more than one Owner the following will be applicable: 1) Ownership will be vested jointly with right of survivorship, otherwise to the Executor or Administrator of the last Owner’s estate. 2) All notices will be mailed to the one address listed above unless otherwise instructed. 3) For tax reporting purposes, only one Social Security Number can be used. The SSN shown above will be used unless otherwise instructed. Type of Owner ☐ Individual ☐ Employer ☐ Trust ☐ Rabbi Trust ☐ Qualified Plan ☐ Other Relationship to Insured SSN/Tax ID/Trust Tax ID Joint Individual Name (First, MI, Last) or Employer Name DOB (if applicable) (mm/dd/yyyy) Exact Name of Trust or Plan Current Trustee(s) Date of Trust or Plan Address ☐ (Check box if same as Proposed Primary Insured) City State Zip Code County Phone # ☐AM ( ) ☐PM E-Mail Address 4. Contingent Owner Complete this section to name an alternative Owner in the event the Insured survives the Owner. Name (First, MI, Last) SSN / Tax ID # — Address ☐ (Check box if same as Proposed Primary Insured) City State Zip Code County Relationship to Insured Date of Birth (mm/dd/yyyy) 5. Secondary Addressee NOTE: While a policy is in force, you have the right, at any time, to designate a “Secondary Addressee” by sending us written request containing the name and address of such person. Name (For the purpose of notification of past due premium payment and possible lapse in coverage) Address 6. Primary Beneficiary Designations If Survivorship Life Plan, the Proposed Insureds may not be named as Beneficiary. If additional space is required, use Special Instructions Section. When more than one Beneficiary is designated, payments will be made in equal shares to the Beneficiaries surviving the Insured, or in full to the last surviving Beneficiary, unless some other distribution of proceeds is provided. ☐ Check this box if Trust named in the Owner section is to be the Primary Beneficiary. If a different Trust is named as Primary Beneficiary or Trust is named as Contingent Beneficiary, provide the Trust information below. For Proposed Primary Insured Primary Beneficiary(ies) Name(s) or Trust and Trustee(s) Share % Relationship to Insured(s) Birth Date or Trust Date SSN/Tax ID # Address & Phone # For Proposed Additional Insured Primary Beneficiary(ies) Name(s) or Trust and Trustee(s) Share % Relationship to Insured(s) Birth Date or Trust Date SSN/Tax ID # Address & Phone # 7. Contingent Beneficiary Designations If additional space is required, use Special Instructions Section. For Proposed Primary Insured Contingent Beneficiary(ies) Name(s) or Trust and Trustee(s) Share % Relationship to Insured(s) Birth Date or Trust Date SSN/Tax ID # Address & Phone # For Proposed Additional Insured Contingent Beneficiary(ies) Name(s) or Trust and Trustee(s) Share % Relationship to Insured(s) Birth Date or Trust Date SSN/Tax ID # Address & Phone #

8. Taxpayer ID Number [GRAPHIC APPEARS HERE] Check box, if applicable I certify under penalties of perjury that: ï,· The Taxpayer Identification Number or Social Security Number listed on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and, ï,· I am not subject to backup withholding because ï³ I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or ï³ the Internal Revenue Service has notified me that I am no longer subject to backup withholding, or that I am exempt from backup withholding, and ï,· I am a U.S. citizen or other U.S. person, and, ï,· The FATCA (Foreign Account Tax Compliance Act) code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct ☐ Check this box if you have been notified by the IRS that you are currently subject to backup withholding because of failure to report interest or dividends on your tax return.

PLAN INFORMATION

9. Life Insurance Plan

STOP

*The Variable Life Fund Supplement **MUST** be completed if applying for a Variable Product.*

*The IUL Allocation Form **MUST** be completed if applying for an Indexed UL Product.*

Product (select one): ☐Universal Life ☐Variable Universal Life ☐Whole Life ☐Survivorship Life

Term Life – Term Level Period (select one): ☐10 Year ☐15 Year ☐20 Year ☐30 Year

Plan Name:____

(REQUIRED: Print complete name of product being applied for, refer to the Illustration/Sales Proposal for the correct Plan Name.)

Base Specified Amount		Additional Term Rider Amount *(check plan for availability)*		Total Specified Amount *(including Additional Term Rider)*
$______________	+	$______________	=	$______________

10. Additional Options

STOP

*Complete this section if you applied for a **Variable Universal, Universal or Survivorship Life** Plan.*

Death Benefit Option ***(If no option is selected here, Option 1 is elected.)***

☐ Option 1......(The Specified Amount, or a multiple of the Cash/Accumulated Value, whichever is greater.)

☐ Option 2......(The Specified Amount, plus the Cash/Accumulated Value, or a multiple of the Cash/Accumulated Value, whichever is greater.)

Internal Revenue Code Life Insurance Qualification Test Option

☐ Guideline Premium/Cash Value Corridor Test

☐ Cash Value Accumulation Test

(If no selection is made here, the Guideline Premium/Cash Value Corridor Test is elected.)

11. Optional Benefits

Check Plan for Availability.

Variable or Universal Life Plans Only ***(Subject to Plan availability.)***

☐ Spouse Rider.................................. $____________

☐ Children's Term Insurance Rider...... $____________

☐ Acceleration of Life Insurance Death Benefit for Qualified Long Term Care Services Rider*...... $____________

**Complete Supplement for Acceleration of Life Insurance Death Benefit for Qualified Long Term Care Services Rider.*

☐ Accidental Death Benefit Rider........ $____________

☐ Extended Death Benefit Guarantee Rider

_____ Guarantee Percentage *(Indicate percentage of specified amount)*

_____ Guarantee Duration *(Indicate number of years)*

☐ Extended No-Lapse Guarantee Rider**

☐ Guarantee up to Attained Age 90

☐ Guarantee up to Attained Age 120

**This rider is not available with the Premium Waiver Rider.

☐ Conditional Return of Premium Rider (cannot be elected with Extended Death Benefit Guarantee Rider)

☐ Change of Insured Rider (There is no charge for this Rider.)

Please choose either the Premium Waiver Rider or the Waiver of Monthly Deductions Rider. Do not choose both, can only select one:

☐ Premium Waiver Rider***................ $____________

****The benefit provided by this rider may not be sufficient to prevent a lapse of the policy.*

☐ Waiver of Monthly Deductions Rider

Survivorship Variable or Survivorship Universal Life Plans Only ***(Subject to Plan availability.)***

☐ Four Year Term Rider**.................... $____________

***If the **No Charge Four Year Term Insurance** has been illustrated you should **NOT** select this rider.*

☐ Policy Split Option Rider

Whole or Term Life Plans Only ***(Subject to Plan availability.)***

☐ 20 Year Spouse Rider...................... $____________

☐ Children's Term Insurance Rider...... $____________

☐ Accidental Death Benefit Rider........ $____________

☐ Guaranteed Insurability Benefit Rider $____________

☐ Waiver of Premium Disability Benefit Rider

☐ Owner's Waiver of Premium Death Benefit Rider (Complete Part B for the Owner)

Occupation________________

Height________________

Weight________________

State of Birth________________

☐ Owner's Waiver of Premium Death or Disability Benefit Rider (Complete Part B for the Owner)

Occupation________________

Height________________

Weight________________

State of Birth________________

Please issue with Automatic Premium Loan.

☐ **Yes** ☐ **No**

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LAA-0111NY.5

FUTURE BILLING AND PREMIUM INFORMATION

12. Amount Paid With Application

Check the applicable option and indicate the premium amount being submitted with the application.

(Be sure to review Temporary Insurance Agreement to verify if the Proposed Insured qualifies to submit premium with the application.)

☐ Check/Wire amount with application.. $__________

(NOTE: Make all checks payable to **NATIONWIDE.)**

☐ Web Remittance (this option is not available for VUL products).............................. $__________

☐ Draft initial payment only (indicate initial premium amount and complete Section 14b)............ $__________

☐ Draft initial payment and future payments (indicate initial premium amount and complete Sections 13 & 14)............ $__________

13. Future Billing and Payment Options

Check the applicable billing or payment option(s) and indicate the premium amount.

Billing Options:

☐ EFT*.................................. $__________

**If selected, complete Section 14, Electronic Draft Authorization.*

☐ Quarterly.................................. $__________

☐ Semi-Annual.................................. $__________

☐ Annual.................................. $__________

Payment Options:

☐ Single Premium.................................. $__________

☐ Billing Advantage.................................. $__________

Account Number____________________

☐ 1035 Exchange.................................. $__________

☐ Other.................................. $__________

14. Electronic Draft Authorization

14a. Electronic Draft Options:

Draft Frequency:

☐ Monthly ☐ Quarterly* ☐ Semi-Annual* ☐ Annual*

*Available for Term/Whole Life products only

Draft Day (1st –28th):____________________

*(**NOTE:** Draft Day will be determined based upon policy effective date unless a day is requested above.)*

Draft Options:

☐ **Checking - Use information on the initial premium check.

☐ **Checking - (Provide a pre-printed voided check.)

☐ **Savings - (Provide a letter from the bank indicating the Transmit/ABA number, Account number and Account Holder's name.)

14b. If no check or deposit slip provided, indicate below the bank information to be used:

Financial Institution Name____________________ Transit/ABA Number____________________

Account Number____________________ Type of Account: ☐ **Checking ☐ **Savings

***By providing my financial institution name and account information, I hereby authorize Nationwide Life Insurance Company to initiate debit entries to my checking/savings account indicated above and the Financial Institution to debit the same such account.*

15. Payor

If someone other than the Insured(s) or the Owner is billed for the premium for this policy.

Name *(First, MI, Last)*

Address	City	State	Zip Code

INSURANCE INFORMATION

16. Replacement and Other Policy Information

Be sure to answer all questions. If applicable, check the appropriate box.

☐ Yes ☐ No a. Do you have any other Life Insurance or Annuities either currently in force or that has been sold to a third party? *(If "yes", list below.)*

☐ Yes ☐ No b. Is any person here proposed for coverage now applying for Life Insurance or Annuities with any other company? *(If "yes", provide name of Company, amount applied for and purpose of coverage.)*

____

☐ Yes ☐ No c. Do you intend for any Life Insurance or Annuities for this or any other company be replaced, discontinued, reduced or changed if insurance now applied for is issued? *(If "yes", list below and complete appropriate replacement forms. If this is an IRC Sect 1035 Exchange, attach 1035 forms.)*

☐ Yes ☐ No d. Is any person here proposed for coverage had Life Insurance or Annuities in the past 3 years that is no longer in force? *(If "yes", provide name of Company, face amount and reason coverage is no longer in force.)*____________________

Insured	Company	Policy Number	Amount Of Coverage	Year Issued	To Be Replaced	1035 Exch	Lapsed/ Surrendered/ Sold	Nationwide Term Conversion
			$		☐ Yes ☐ No	☐		☐
			$		☐ Yes ☐ No	☐		☐
			$		☐ Yes ☐ No	☐		☐
			$		☐ Yes ☐ No	☐		☐

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LAA-0111NY.5

FINANCIAL INFORMATION

17. Financial Questions

Explain all "yes" answers in Section 18 Details box below unless instructed otherwise.

STOP

This section needs to be completed by each Proposed Insured and Owner/ Trustee, if other than Proposed Insured(s).

All questions must be answered by each Proposed Insured and Owner/ Trustee, if other than Proposed Insured(s). For each *yes* answer, indicate the appropriate item(s) and provide details.	**Proposed Primary Insured**		**Proposed Additional Insured**		**Owner/ Trustee if other than ProposedInsured(s)**	
	Yes	No	Yes	No	Yes	No
a. Is this policy being purchased for the purpose of selling or assigning this policy to a life settlement company, trust, limited liability corporation, viatical, or other secondary market purchaser?	☐	☐	☐	☐	☐	☐
b. Have you entered into any agreement, or made arrangements, for the sale or assignment of this policy to a life settlement company, trust, limited liability corporation, viatical, or other secondary market purchaser?	☐	☐	☐	☐	☐	☐
c. Have you ever sold any life insurance policy to a life settlement company, trust, limited liability corporation, viatical, or other secondary market purchaser?	☐	☐	☐	☐	☐	☐
d. Will any portion of the current or future premium for this policy be financed?	☐	☐	☐	☐	☐	☐
e. Will any Insured or Policy Owner receive any payment in connection with the insurance issued on the basis of this application?	☐	☐	☐	☐	☐	☐

18. Explanation of Financial Details

If more space is needed, an additional blank sheet may be attached. Any Proposed Insured(s) or Owner(s) should sign and date additional pages.

Question Letter	Person	Dates	Details

PART B - PERSONAL AND HEALTH INFORMATION

19. Tobacco Use

All questions are to be answered by each Proposed Insured.

STOP

Be sure to answer this section.

Have you used tobacco or nicotine in any form?	Proposed Primary Insured	Proposed Additional Insured
1. In the last 12 months?	☐ Yes ☐ No *If "yes", date last used.*____________	☐ Yes ☐ No *If "yes", date last used.*____________
2. In the last 5 years?	☐ Yes ☐ No *If "yes", date last used.*____________	☐ Yes ☐ No *If "yes", date last used.*____________
3. If "yes", check all forms of tobacco or nicotine products used.	☐ Cigarettes ☐ Cigars ☐ Electronic Cigarettes ☐ Pipe ☐ Chewing Tobacco ☐ Snuff ☐ Other Tobacco ☐ Nicotine Products (gum, patch, etc.)	☐ Cigarettes ☐ Cigars ☐ Electronic Cigarettes ☐ Pipe ☐ Chewing Tobacco ☐ Snuff ☐ Other Tobacco ☐ Nicotine Products (gum, patch, etc.)

20. Physical Measurements

Fill in information for the Proposed Primary Insured.

Height	Current Weight	Weight 1 Year Ago	Reason for Weight Gain or Loss

21. Personal Physicians

If Child Rider coverage is requested, use Special Instructions Section to add Personal Physician information for each child.

	Proposed Primary Insured	Proposed Additional Insured	Any Child
Name of Personal Physician:			
Address:			
Telephone Number:			
Date last consulted:			
Reason last consulted and outcome:			
Treatment given or medication prescribed:			

LAA-0111NY.5 Page 6 of 13 (10/2014)

LAA-0111NY.5

22. Personal Details Explain all “yes” answers in Section 23 Details box below unless instructed otherwise. All questions are to be answered by each Proposed Insured. For each yes answer, indicate the appropriate item(s) and provide details. Proposed Primary Insured Proposed Additional Insured Any Child Yes No No Yes No No Yes No No a. Have you ever had any application for Life or Health Insurance (or any application for reinstatement for Life or Health Insurance) declined, postponed, rated-up or limited? ☐ ☐ ☐ ☐ ☐ ☐ b. Have you ever applied for or received disability payments for any illness or injury? ☐ ☐ ☐ ☐ ☐ ☐ c. In the past 3 years have you engaged in, or do you intend to engage in: flying as a pilot, student pilot, or crew member; organized racing of an automobile, motorcycle, or any type of motor-powered vehicle; scuba diving, mountain climbing, hang gliding, parachuting, sky diving, bungee jumping, soaring, or ballooning? (If “yes”, complete an Aviation/ Hazardous Activities Questionnaire.) ☐ ☐ ☐ ☐ ☐ ☐ d. Have you ever had your driver’s license suspended or revoked; or ever been convicted of driving while impaired or intoxicated, or in the past 3 years been convicted of more than one moving violation? ☐ ☐ ☐ ☐ ☐ ☐ e. Except as prescribed by a physician, have you ever used, or been convicted for sale or possession of cocaine or any other narcotic or illegal drug? (If “yes”, complete Drug Questionnaire.) ☐ ☐ ☐ ☐ ☐ ☐ f. Have you ever been convicted of a felony or been charged with a violation of any criminal law that is still pending? ☐ ☐ ☐ ☐ ☐ ☐ g. In the next 12 months, do you plan to travel or reside outside of the United States or Canada? (If “yes”, complete Supplement for Foreign Nationals or Travel.) ☐ ☐ ☐ ☐ ☐ ☐ h. Do you belong to or intend to join any active or reserve military or naval organization? (If “yes”, complete Military Status Questionnaire.) ☐ ☐ ☐ ☐ ☐ ☐ i. Have you had any bankruptcies in the past 7 years or do you have any suits or judgments pending against you at this time? ☐ ☐ ☐ ☐ ☐ ☐ j. To the best of your knowledge, do you have a parent or sibling who died from cancer or cardiovascular disease prior to age 60? (If “yes”, provide relationship to Proposed Insured(s), age at death, and cause of death, and if cancer, provide type.) ☐ ☐ ☐ ☐ ☐ ☐ k. Can you read and understand English? ☐ ☐ ☐ ☐ ☐ ☐ 23. Explanation of Personal Details If more space is needed, an additional blank sheet may be attached. Any Proposed Insured(s) or Owner(s) should sign and date additional pages. Question Letter Person Dates Details

HEALTH INFORMATION

24. Health Questions		**Proposed Primary Insured** Yes	No	**Proposed Additional Insured** Yes	No	**Any Child** Yes	No
All questions are to be answered by each Proposed Insured. *Explain all "yes" answers in Section 25 Details box unless instructed otherwise.*	a. To the best of your knowledge and belief, has anyone here proposed for insurance been diagnosed or treated by a licensed member of the medical profession as having AIDS (Acquired Immune Deficiency Syndrome)?	☐	☐	☐	☐	☐	☐
	To the best of your knowledge and belief, has anyone here proposed for insurance been diagnosed or treated by a licensed member of the medical profession as having:						
	b. Heart disease including heart attack, angina, or other chest pain, cardiomyopathy, shortness of breath, congestive heart failure, heart murmur, or other disorder of the heart?	☐	☐	☐	☐	☐	☐
	c. Irregular heart beat, palpitations, high blood pressure, high cholesterol, or high triglycerides?	☐	☐	☐	☐	☐	☐
	d. Aneurysm, carotid artery disease, deep venous thrombosis, phlebitis, peripheral vascular disease, any other disorder of the blood vessels, or pulmonary embolism?	☐	☐	☐	☐	☐	☐
	e. Headaches, seizures, epilepsy, stroke, Alzheimer's disease, dementia, Parkinson's disease, multiple sclerosis, or any other brain or nervous disorder?	☐	☐	☐	☐	☐	☐
	f. Depression, neurosis, affective disorder, psychosis, or any other mental or emotional disorder?	☐	☐	☐	☐	☐	☐
	g. Asthma, emphysema, chronic bronchitis, tuberculosis, or any other disease of the lungs or respiratory system?	☐	☐	☐	☐	☐	☐
	h. Colitis, ulcer, persistent diarrhea, rectal bleeding, Crohn's disease, ulcerative colitis, or any other disease or disorder of the esophagus or digestive tract?	☐	☐	☐	☐	☐	☐
	i. Sugar, protein or blood in the urine, kidney stones, sexually transmitted disease, or any other disease or disorder of the kidneys, bladder, prostate, breast, urinary tract or reproductive system?	☐	☐	☐	☐	☐	☐
	j. Diabetes, hepatitis, cirrhosis or any other disease of the liver, pancreas, or thyroid?	☐	☐	☐	☐	☐	☐
	k. Disorder of the blood including anemia, sickle cell disorders, thalassemia, hemophilia, or any other disorder of the red blood cells, or white blood cells, platelets, or clotting factors?	☐	☐	☐	☐	☐	☐
	l. Cancer, or any malignant or benign tumor or cyst, or any chronic disease of the skin or lymph glands?	☐	☐	☐	☐	☐	☐
	m. Arthritis, rheumatoid arthritis, osteoporosis; or any paralysis or chronic back or muscle condition?	☐	☐	☐	☐	☐	☐
	n. Alcoholism, narcotic addiction, drug use, or hallucinations?	☐	☐	☐	☐	☐	☐
	o. Any disease or disorder of the eyes, ears, nose or throat?	☐	☐	☐	☐	☐	☐
	To the best of your knowledge and belief, in the past 5 years, has anyone here proposed for insurance:						
	p. Consulted, or been examined or treated by any physician, chiropractor, psychologist or other health care practitioner or by any hospital, clinic, or other health care facility not already disclosed on this application? *(If it was for a "check up", annual physical, employment physical, etc., so state and give findings and results.)*	☐	☐	☐	☐	☐	☐
	q. Had any disease, disorder, injury, or operation not already disclosed on this application?	☐	☐	☐	☐	☐	☐
	r. Had any x-rays, electrocardiograms, or other medical tests *(excluding HIV)* for reasons not already disclosed on this application?	☐	☐	☐	☐	☐	☐
	s. Been medically advised to have any surgery, hospitalization, treatment or test *(excluding HIV)* that was not completed or results that you have not received?	☐	☐	☐	☐	☐	☐
	t. Currently taking any medication other than indicated above to include prescription, over-the-counter medications for more than 5 days, dietary supplements, "natural" or herbal medications? *(Give details of dosage and frequency.)*	☐	☐	☐	☐	☐	☐
	u. Used alcoholic beverages? *(If "yes", how much, what kind (beer, wine,*	☐	☐	☐	☐	☐	☐

LAA-0111NY.5 Page 8 of 13 (10/2014)

LAA-0111NY.5

u. Used alcoholic beverages? (If “yes”, how much, what kind (beer, wine, liquor), and how often.) ☐ ☐ ☐ ☐ ☐ ☐

25. Details of Health History If more space is needed, an additional blank sheet may be attached. Any Proposed Insured(s) or Owner(s) should sign and date additional pages. Question Letter Person Dates Details (Be specific. Give full names, addresses and telephone numbers (if available) of physicians, hospitals, etc.) 26. Special Instructions Section If more space is needed, an additional blank sheet may be attached. Any Proposed Insured(s) or Owner(s) should sign and date additional pages. PART C – IMPORTANT NOTICES Pre-Notice of Life and Health Application Procedures as Required by The New York Fair Credit Reporting Act Federal and state laws require notification that we may request an investigative consumer report. Typically, the report will contain information as to character, general reputation, personal characteristics and mode of living, which information is obtained through an interview with you or an adult member of your family, employers or business associates, financial sources, friends, neighbors or others with whom you are acquainted. The information will consist, when applicable, of a confirmation of your identity, age, residence, marital status, and past and present employment, including occupational duties, financial information, driving record, sports and recreational activities, health history, use of alcohol or drugs (if any), living conditions, and type of community. It is your right to inspect and receive a copy of the investigative consumer report prepared by a consumer reporting agency. Upon written request, we will inform you whether a report was made, and if so, we will provide you with the name and address of the consumer reporting agency making the report. Requests for additional information should be addressed to: Nationwide Life Insurance Company, P.O. Box 182835, Columbus, Ohio 43218-2835. Please provide your name, address, and policy number to identify your request. MIB, Inc. Disclosure Notice Information regarding your insurability will be treated as confidential. Nationwide Life Insurance Company, or its reinsurer(s) may, however, make a brief report thereon to MIB, Inc., a not-for-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another MIB, Inc. member company for life or health insurance coverage or a claim for benefits is submitted to such a company, MIB, Inc., upon request, will supply such company with the information in its file. Upon receipt of a request from you, MIB, Inc. will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the MIB, Inc. file, you may contact MIB, Inc. and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the MIB, Inc. information office is 50 Braintree Hill, Suite 400, Braintree, Massachusetts 02184-8734, telephone number 866-692-6901. The website address of the MIB, Inc. information office is [www.mib.com.] Nationwide Life Insurance Company or its reinsurer(s) may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

PART D – AGREEMENT, AUTHORIZATION AND SIGNATURE

Agreement

I understand that:

- This application, any amendments to it, and any related medical examination(s) will be attached to and made a part of the Policy and are the basis of any insurance issued upon this application.
- The Proposed Insured or Owner has a right to cancel this application at any time by contacting their agent or Nationwide Life Insurance Company ("Nationwide") in writing. No producer, medical examiner or other representative of Nationwide may accept risks or make or change any contract; or waive or change any of the Company's rights or requirements. **I have read and received the MIB, Inc. disclosure form. I have also read and received the pre-notification required by the New York Fair Credit Reporting Act, and I authorize you to obtain an investigative consumer report on me.** I understand that, if I do not sign this form, Nationwide may decline to grant the insurance applied for on the grounds that I refused to sign such a form. I certify that the Social Security Number given is correct and complete.
- If the full first premium is made in exchange for a Temporary Insurance Agreement, Nationwide will only be liable to the extent set forth in that Agreement.
- If the full first premium is not paid with this application, then insurance will only take effect when (1) a policy is issued by Nationwide and accepted by me; and (2) the full first premium is paid; and (3) all the answers and statements made on the application, medical examination(s) and amendments are true to the best of my knowledge and belief when (1) and (2) have occurred. Do NOT submit money with this application, except when a specific amount has been requested by the Home Office

Medical Authorization

I hereby authorize: any licensed physician or medical practitioner; any hospital; clinic; any pharmacy or pharmacy benefit managers; and other sources who maintain prescription drug records and related information; or other medical or medically related facility; any insurance company; MIB, Inc.; or any other organization; institution; or person; to disclose any information concerning me (including, but not limited to, my entire medical/health record, records of any psychiatric/mental health information, but not to include psychotherapy notes or HIV-related information), to the Medical Director of Nationwide or its subsidiaries; affiliates; or sub-contractors; including, but not limited to, RSA Medical, for the purpose of underwriting my application in order to determine eligibility for Life Insurance and to investigate claims. I also authorize Nationwide to make a brief report of my health information, including personal health information and protected health information, to MIB, Inc. By my signature below, I instruct any physician; health care professional; hospital; clinic; pharmacy or pharmacy benefit managers; medical facility; or other health care provider to release and disclose my entire medical/health record without restriction (including, but not limited to, records of any psychiatric/mental health information, but not to include psychotherapy notes or HIV-related information or any alcohol or drug abuse which requires a special authorization). In addition, I acknowledge that any agreements I have made to restrict my protected health information are not waived by this form and that I may be required to provide a separate signed waiver or authorization to release protected health information covered by such agreements. I understand that any information that is disclosed pursuant to this form may be redisclosed and no longer be covered by federal rules governing privacy and confidentiality of health information. This form, or a copy of it, will be valid for a period of not more than two years (24 months) from the date it was signed. I understand that I have the right to revoke this form in writing, at any time, by sending a written request for revocation to Nationwide, Attention: Underwriting, P.O. Box 182835, Columbus, Ohio 43218-2835. I understand that a revocation is not effective to the extent that an individual has acted in reliance on this authorization prior to notice of revocation. I further understand that if I refuse to sign this form to release my complete records, or, if I revoke this authorization before a policy is issued, Nationwide may not be able to process my application. I understand that my authorized representative or I have a right to a copy of this form by sending a request to Nationwide in writing.

Proposed Insured(s) and Owner/Trustee Signatures

STOP

All Financial questions in Section 17 (a through f) are required to be answered for both the Proposed Insured(s) and Owner, if not Proposed Insured(s).

I HAVE READ THIS APPLICATION AND AGREEMENT AND DECLARE THAT THE ANSWERS ARE TRUE TO THE BEST OF MY KNOWLEDGE AND BELIEF. I UNDERSTAND ALL ITS TERMS.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

Signed at ______________________ , on ______________________ , __________
City/State Month/Day Year

______________________ X______________________
Full Name of Proposed Primary Insured *(print)* — Signature of Proposed Primary Insured *(or parent if Proposed Primary Insured is under age 14½)*

______________________ X______________________
Full Name of Proposed Additional Insured *(print)* — Signature of Proposed Additional Insured *(if to be Insured)*

X______________________ X______________________
Signature of Applicant/Owner *(if other than the Proposed Insured(s))* — Signature of Applicant/Owner *(if other than the Proposed Insured(s))*

PART E - PRODUCER'S CERTIFICATION

Producer's Certification

STOP

Be sure to answer all three questions.

☐ Yes ☐ No	a.	I have truly and accurately recorded all Proposed Insureds' answers on this application.
☐ Yes ☐ No	b.	I have witnessed his/her/their signature(s) hereon. *(If "no", provide details in Special Instructions Section.)*
☐ Will ☐ Will Not	c.	To the best of my knowledge, the insurance applied for will or will not replace any Life Insurance, and/or Annuities.

______________________ X______________________
Producer's Name *(print)* — Signature of Producer

LAA-0111NY.5 Page 11 of 13 (10/2014)

LAA-0111NYA.5

X Producer’s Name (print) Signature of Producer Firm Producer’s Nationwide #

TEMPORARY INSURANCE AGREEMENT
NATIONWIDE LIFE INSURANCE COMPANY, COLUMBUS, OH

This Agreement provides a limited amount of Life Insurance coverage, for a limited period of time, subject to the terms of this Agreement.

HEALTH QUESTIONS

Questions must be answered by each Proposed Insured(s).

Proposed Primary Insured Yes	Proposed Primary Insured No	Proposed Additional Insured Yes	Proposed Additional Insured No	Any Child Yes	Any Child No	
☐	☐	☐	☐	☐	☐	To the best of your knowledge and belief, within the past 10 years, has anyone here proposed for insurance, been diagnosed or treated by a licensed member of the medical profession as having Acquired Immune Deficiency Syndrome (AIDS)?
☐	☐	☐	☐	☐	☐	To the best of your knowledge and belief, within the past 10 years, has anyone here proposed for insurance, been diagnosed or treated by a licensed member of the medical profession as having: angina, or chest pain or discomfort; heart attack, heart murmur, or any other heart disorder; epilepsy, stroke or diabetes; any brain, nervous, or mental disorder, any drug or alcohol addiction; any kidney disorder (other than kidney stones); or any cancer or other malignancy?

*If the above questions are answered **YES or LEFT BLANK, NO COVERAGE** will take effect under this Agreement and no representative of Nationwide Life Insurance Company is authorized to accept money, and/or provide a temporary insurance receipt to the applicant.*

TERMS AND CONDITIONS

Amount of Coverage

***$1,000,000** overall maximum for all applications or agreements.*

Temporary Insurance under this Agreement will commence on the date of the application if the full first premium for the mode selected has been paid and accepted by Nationwide or authorized by Electronic Funds Transfer as advance payment for an application for Life Insurance. If any Proposed Insured dies while this temporary insurance is in effect, Nationwide will pay to the designated Beneficiary the lesser of:

- the amount of death benefits, if any, which would be payable under the policy and its riders if issued as applied for, excluding any accidental death benefits, or
- **$1,000,000** This total benefit limit applies to all insurance applied for under this and any other current applications to Nationwide and any other Temporary Insurance Agreements for Life Insurance whether applied for on the life or lives of one or more Proposed Insureds.

Date Coverage Terminates

***60 DAYS** maximum coverage.*

Temporary Life Insurance under this Agreement will terminate automatically on the earliest of:

- **60 days** from the date of this signed Agreement, or
- the date any policy is offered or issued to the Proposed Insured in connection with the above application, or
- five days after the date Nationwide mails notice of termination of coverage and refund of the advance payment to the Proposed Insured, or the Owner, if different than the Proposed Insured.

Limitations

- Material misrepresentation in the application or in the answers to the Health questions of this Agreement invalidates this Agreement and Nationwide's only liability is for refund of any payment made.
- This Agreement does not provide coverage for Proposed Insured's who are under 15 days of age or over the age of 70 on the date of the Agreement.
- If any Proposed Insured dies by suicide, Nationwide's liability under this Agreement is limited to a refund of the payment made.
- There is no coverage under this Agreement if the check submitted as payment is not honored by the bank on first presentation or if the Electronic Funds Transfer is not processed by the bank.
- No one is authorized to waive or modify any of the provisions of this Agreement.

SIGNATURES

Proposed Insured(s) and Owner Signatures

I HAVE RECEIVED A COPY OF AND HAVE READ THIS AGREEMENT AND DECLARE THAT THE ANSWERS ARE TRUE TO THE BEST OF MY KNOWLEDGE AND BELIEF. I UNDERSTAND ALL ITS TERMS.

Dated *(mm/dd/yyyy)* ____________________ X____________________
Signature of Proposed Primary Insured
(or parent if Proposed Primary Insured is under age 14½)

X____________________
Signature of Applicant/Owner
(if other than the Proposed Insured(s))

X____________________
Signature of Proposed Additional Insured
(if to be Insured)

Initial Premium Receipt and Producer's Signature

Be sure to include the amount of the initial premium payment.

An initial premium payment in the amount of $____________ has been submitted with this application. I have advised the Applicant/Owner that additional premium may need to be submitted at time of delivery.

X____________________ ____________________ ____________________
Signature of Producer | Firm | Producer's Nationwide #

LAA-0111NYA.5 Page 13 of 13 (10/2014)

LAA-0111NY.5

Nationwide®

INDIVIDUAL LIFE INSURANCE SUPPLEMENT FOR ACCELERATION OF LIFE INSURANCE DEATH BENEFIT FOR QUALIFIED LONG-TERM CARE SERVICES RIDER ("ADBQS RIDER")

NATIONWIDE LIFE INSURANCE COMPANY
P.O. Box 182835, Columbus, Ohio 43218-2835 • 1-800-848-6331 • nationwide.com • FAX NUMBER: 1-**888**-677-7393

SECTION 1: GENERAL INFORMATION – Please Print.

Proposed Insured's Name:______________________ Policy Number: (If In-Force Policy Addition) ______________________

Proposed Insured's Social Security Number:______________________ ADBQS Rider Specified Amount: $______________________

Elected Percentage for Maximum Monthly ADBQS Rider Benefit Determination:* *(select one)* ☐ 2% ☐ 3% ☐ 4%

*The elected percentage is one factor used to determine the Maximum Monthly ADBQS Rider Benefit. See the Acceleration of Life Insurance Death Benefit for Qualified Long-Term Care Services Rider for additional information.

SECTION 2: PROTECTION AGAINST UNINTENDED LAPSE

For the purpose of notification of past due premium payment and possible lapse in coverage. While a policy is in force, you have the right, at any time, to designate a "Secondary Addressee" by sending us a written request containing the name and address of such person.

Protection against unintended lapse: I understand that I have the right to designate at least one person other than myself to receive notice of lapse or termination of this Policy and Acceleration of Life Insurance Death Benefit for Qualified Long-Term Care Services Rider for non-payment of premium. I understand that notice will not be given until (30) days after a premium is due and unpaid.

Please check one of the following:

☐ I elect NOT to name a Secondary Addressee to receive this notice.

☐ I elect to name a Secondary Addressee to receive this notice.

Complete information below ONLY if you elect a Secondary Addressee.

Name of Secondary Addressee (*first, middle, last*):______________________

Address of Secondary Addressee:______________________

SECTION 3: PERSONAL INFORMATION (To be completed by the Proposed Insured)

If any question in this section is answered "Yes", the Proposed Insured is ineligible for coverage.

	YES	NO
1. Do you require assistance or are you limited in any way from performing any of the following daily activities: bathing, continence, eating, dressing, toileting, or transferring (moving into or out of a bed, chair, or wheel chair)?	☐	☐
2. Do you use respiratory equipment (oxygen or ventilator) or dialysis equipment or are you dependent on the use of a walker, crutches, a wheelchair, or other motorized ambulatory device?	☐	☐
3. Do you currently have a vascular access port, peg or feeding tube?	☐	☐
4. Currently or in the past, has a legal power of attorney been executed and acted upon, on your behalf, in order to handle your personal, medical or financial affairs due to a mental or physical disability?	☐	☐
5. Are you receiving disability benefits or have you applied for disability benefits and been approved?	☐	☐

LAAA-0112NY Page 1 of 4 (01/2020)

SECTION 4: SUPPLEMENTAL INFORMATION (To be completed by the Proposed Insured) 1. During the past 5 years have you:                 .YES NO a. Been confined to a hospital, nursing home, or residential care facility?                ï,¨ï,¨ b. Received home care services, physical, or rehabilitative therapy?                 . ï,¨ï,¨ c. Sought medical advice or treatment for loss of appetite, falling, fainting, unstable gait, bladder control, dizziness, or deterioration of vision?                ï,¨ï,¨ Provide details for “yes” answers. 2. Occupational History                 .YES NO a. Have you been actively at work daily on a full-time basis (minimum 30 hours per week) for the past 6 months? (Disregard vacation days and absences that total less than 5 days.)                ï,¨ ï,¨ b. If “yes”, what is your occupation? c. Employer name and address. d. If “no”, are you: ï,¨ Retired ï,¨ Disabled ï,¨ Other Please explain.                .YES NO 3. Do you drive a motor vehicle?                ï,¨ ï,¨ If “yes”, approximate number of miles driven per year. 4. Do you live in a retirement community?                 . ï,¨ ï,¨ If “yes”, do you require assistance with services? (e.g. meals, medications, laundry, house cleaning) 5. Are you a citizen of any country other than the United States of America or in the next 12 months have any plans to reside outside of the United States?                 .. ï,¨ ï,¨ If “yes”, please explain. LAAA-0112NY Page 2 of 4 (01/2020) *LAAA-0112AO.PG2*

SECTION 5: INSURANCE INFORMATION YES NO a. Do you intend for any Life Insurance or Annuities that include Acceleration of Life Insurance Death Benefit for Qualified Long-Term Care Services coverage or any Long-Term Care Policy, for this or any other Company to be replaced, discontinued, reduced or changed if insurance now applied for is issued? (If “yes,” provide details below and complete appropriate replacement forms.)                . ï,¨ï,¨ b. Do you intend to replace any of your medical or health insurance coverage, including any long-term care, accident and health insurance, or Acceleration of Life Insurance Death Benefit for Qualified Long-Term Care Services coverage, with this policy? (If “yes”, provide details below.)                . ï,¨ï,¨ c. Is the Proposed Insured now applying for Long-Term Care Insurance, including those with Acceleration of Life Insurance Death Benefit for Qualified Long-Term Care Services coverage, with any other company? (If “yes”, state the company and benefit being applied for below.)                ï,¨ï,¨ d. Are you covered by Medicaid (Medical Assistance)?                ï,¨ï,¨ e. Do you have another Long-Term Care Insurance policy or certificate in force or pending (including accident and health insurance, Health Care service contract, or Health Maintenance Organization contract)? (If “yes”, provide details below.)                . ï,¨ï,¨ f. Do you have any other Long-Term Care Insurance policy or certificate or accident and health insurance in force during the last 12 months that has terminated or lapsed? (If “Yes,” provide details below.)                ï,¨ï,¨ g. Do you intend to stop premiums, replace, surrender, forfeit, assign to the insurer, or take a cash withdrawal or loan from any Life Insurance Policy or Annuity Contract to pay premiums on the applied for Policy? (If “yes,” provide details below.)                . ï,¨ï,¨ h. Do you intend to replace any of your medical or health insurance coverage, including any Long-Term Care, accident and health insurance, or Acceleration of Life Insurance Death Benefit for Qualified Long-Term Care Services coverage with this applied for Policy? (If “yes”, provide details below.)                ï,¨ï,¨ List all Long-Term Care Insurance now in force on the Proposed Insured or lapsed within the past 12 months. If none, write “NONE”. COVERAGE TYPE INTENDED LAPSE/ POLICY YEAR Life w/ Annuity COMPANY AMOUNT TO BE TERMINATION Life Annuity LTC Health NUMBER ISSUED LTC w/LTC REPLACED DATE ï,¨ Yes ï,¨ Noï,¨ Yes ï,¨ Noï,¨ Yes ï,¨ No LAAA-0112NY Page 3 of 4 (01/2020) *LAAA-0112AO.PG3*

SECTION 6: SIGNATURES (Required) I HAVE RECEIVED A COPY OF AND HAVE READ THIS APPLICATION AND DECLARE THAT THE ANSWERS ARE TRUE TO THE BEST OF MY KNOWLEDGE AND BELIEF. I UNDERSTAND ALL ITS TERMS. Receipt of accelerated death benefits may affect eligibility for public assistance programs such as medical assistance (Medicaid), Aid to Families with Dependent Children and Supplemental Security Income. Caution: If your answers on this application fail to include all material medical information requested, Nationwide Life Insurance Company has the right to deny benefits or rescind your policy. By initialing here, the Applicant confirms they have received the Outline of Coverage form ________(initials). Name of Primary Proposed Insured: Signature of Primary Proposed Insured: Date: Signature of Applicant (If other than Primary Proposed Insured): Date: Signature of Owner (if other than Primary Proposed insured): Date: SECTION 7: PRODUCER’S CERTIFICATION I have truly and accurately recorded all Proposed Insured’s answers on this application and have witnessed his/her signature(s) hereon. To the best of my knowledge, the insurance applied for ï,¨ will ï,¨ will not (CHECK ONE) replace any Long-Term Care Insurance and/or Acceleration of Life Insurance Death Benefit for Qualified Long-Term Care Services coverage. Producer’s Name Firm Producer’s Signature License ID Number LAAA-0112NY Page 4 of 4 (01/2020) *LAAA-0112AO.PG4*